FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15 (d) OF THE

                  SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): January 2, 2002


                   Security Federal Corporation
                   ----------------------------
      (Exact name of registrant as specified in its charter)



   South Carolina                   0-16120             57-0858504
   --------------                   -------             ----------
State or other jurisdiction        Commission          (I.R.S. Employer
 of incorporation                  File Number          Identification No.)

1705 Whiskey Road South, Aiken, SC                      29801
----------------------------------                      -----
(Address of principal executive offices)              (Zip Code)


  Registrant's telephone number (including area code):  (803) 641-3000

                          Not Applicable
                          --------------
  (Former name or former address, if changed since last report)





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Item 5.  Other Events
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     The Registrant announced on January 2, 2002 that Thomas C. Clark and J.
Chris Verenes have been elected as directors of Security Federal Corporation and of Security Federal Bank, a wholly-owned subsidiary of the Corporation, as well as of Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc., all of which are wholly-owned subsidiaries of the Bank.

     Mr. Clark has more than 22 years of financial services experience and is currently serving as President of the Bank and its subsidiaries. Prior to his promotion to President, and since 1992, Mr. Clark was in charge of commercial and retail banking for the Bank. Mr. Clark has served as Chairman of the United Way of Aiken County and is currently on the Executive Committee of the United
Way Board.   Prior to joining Security Federal Bank, Mr. Clark was employed by
South Carolina National Bank and was the City Executive of its Aiken, South Carolina office.

     Mr. Verenes has held a variety of management positions with Washington Group International, which manages the Savannah River Site for the Department of Energy, and is currently its Director of Planning and Administration. Prior to his position with Washington Group International, Mr. Verenes served as the Controller of Riegel Textile Corporation, as Director of Control Data Business and Technology Center, and as Executive Director of the South Carolina Democratic Party. Mr. Verenes is a past Chairman of the Greater Aiken Chamber of Commerce and a recipient of the Jaycee Aiken County Man of the Year award.

     For further information, reference is made to the Registrant's press release dated January 2, 2002, which is attached hereto as Exhibit 99 and incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------

         99    Press Release dated January 2, 2002








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                            SIGNATURES
                            ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              SECURITY FEDERAL CORPORATION



DATE: January 9, 2002         By:/s/Timothy W. Simmons
                                 ----------------------
                                 Timothy W. Simmons
                                 President and Chief Executive Officer













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                            Exhibit 99

               Press Release Dated January 2, 2002


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                          NEWS RELEASE

Aiken, South Carolina - January 2, 2002 - The Board of Directors of Security Federal Corporation, parent company of Security Federal Bank, Aiken, South Carolina, today announced the election of J. Chris Verenes and Thomas C. Clark as directors of Security Federal Corporation and Security Federal Bank and its subsidiaries.

Mr. Verenes has held several management positions with Washington Group International and its predecessor companies and is currently their Director of Planning and Administration. Washington Group International manages the Savannah River Site for the Department of Energy. Mr Verenes has served as Controller of Riegel Textile Corporation, as Director of the Control Data Business and Technology Center and as Executive Director of the South Carolina Democratic Party. He is a member of the South Carolina State Board of Education and Chairman of the USCA Partnership Board. Mr. Verenes is a past Chairman of the Greater Aiken Chamber of Commerce and a recipient of the Jaycee Aiken County Man of the Year award.

Mr. Clark, who had been in charge of commercial and retail banking for Security Federal since 1992, was recently promoted to President of the Bank and its subsidiaries. Mr. Clark has served as Chairman of the United Way of Aiken County and is currently on the Executive Committee of the United Way Board. He is also Treasurer of Friends of the Aiken County Library and School PTSA. Mr. Clark is a recipient of the United Way Volunteer of the Year Award.

T. Clifton Weeks, Chairman of the Board stated that "the addition of these two outstanding individuals to our Board will be of great value as we plan for the continued growth and profitability of our financial services companies."

Security Federal Corporation provides a full line of financial products and services through Security Federal Bank and its trust, investment and insurance subsidiaries. Through personal, local service and innovative technologies, the Bank provides better ways to manage finances through a full range of deposit, loan, trust, investment, asset banking and investing through a financial services network of eleven branches and ATMs plus an internet web site located at (www.securityfederalbank.com).
    ---------------------------

Security Federal Corporation's common stock is traded over the counter.

For additional information contact Timothy W. Simmons at 803-641-3030.


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